    As filed with the Securities and Exchange Commission on November 9, 2000

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                 SCANSOFT, INC.
               (Exact name of issuer as specified in its charter)

                Delaware                               94-3156479
      (State or other jurisdiction                  (I.R.S. employer
    of incorporation or organization)            identification number)

                9 Centennial Drive, Peabody, Massachusetts 01960
               (Address of principal executive offices) (Zip Code)

                         SCANSOFT, INC. 2000 STOCK PLAN
                   SCANSOFT, INC. 2000 NONSTATUTORY STOCK PLAN
             SCANSOFT, INC. STAND-ALONE STOCK OPTION AGREEMENT NO. 1
                              (Full title of plans)

                                Richard S. Palmer
                             Chief Financial Officer
                                 ScanSoft, Inc.
                9 Centennial Drive, Peabody, Massachusetts 01960
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (978) 977-2000

                                   Copies to:
                            Katharine A. Martin, Esq.
                              John E. Aguirre, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304


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                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
            Title of Securities                      Amount             Proposed       Proposed Maximum
                   to be                              to be         Maximum Offering       Aggregate           Amount of
                 Registered                        Registered*      Price Per Share     Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be            2,500,000 shares       $1.375**          $3,437,500            $907.50
issued upon the exercise of options granted
under the ScanSoft, Inc. 2000 Stock Plan.

Common Stock, $0.001 par value, to be            1,500,000 shares       $1.375**          $2,062,500            $544.50
issued upon the exercise of options granted
under the ScanSoft, Inc. 2000 Nonstatutory
Stock Plan.

Common Stock, $0.001 par value, to be            1,500,000 shares      $1.4375***         $2,156,250            $569.25
issued upon exercise under the ScanSoft,
Inc. Stand-Alone Stock Option Agreement
No. 1.

Total                                            5,500,000 shares                         $7,656,250           $2,021.25

============================================================================================================================

* This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of $1.375 per share, the average of the high and low prices per share of the Common Stock on November 3, 2000, as reported by Nasdaq.

*** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of $1.4375 per share, the price at which the option granted pursuant to the Agreement may be exercised.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of ScanSoft, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and
(iii) the description of the Registrant's common stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated


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

by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-74343) filed with the Securities and Exchange Commission on October 19, 1995.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

 4.1     ScanSoft, Inc. 2000 Stock Plan.

 4.2     ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

 4.3     ScanSoft, Inc. Stand-Alone Stock Option Agreement No. 1.

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1 Form of Indemnification Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No.
         333-98356, filed on October 19, 1995).

23.1     Consent of PricewaterhouseCoopers, LLP.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney of Directors.

ITEM 9. UNDERTAKINGS


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

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the


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question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, State of Massachusetts on the 9th day of November, 2000.

SCANSOFT, INC.
 (Registrant)

By /s/ PAUL A. RICCI
   -------------------------------
            Paul A. Ricci
      Chairman of the Board and
       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                            Title                        Date
               ---------                            -----                        ----
Principal Executive Officer:

           /s/ PAUL A. RICCI             Chairman of the Board and         November 9, 2000
  -----------------------------------    Chief Executive Officer
             Paul A. Ricci

Principal Financial Officer:

         /s/ RICHARD S. PALMER           Senior Vice President and         November 9, 2000
  -----------------------------------    Chief Financial Officer
           Richard S. Palmer

Principal Accounting Officer:

          /s/ GERALD C. KENT             Chief Accounting Officer          November 9, 2000
  -----------------------------------    and Corporate Controller
          Gerald C. Kent, Jr.


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

Directors:

                     *                       Chairman of the Board          November 9, 2000
   -------------------------------------
             Paul A. Ricci

                     *                             Director                November 9, 2000
   -------------------------------------
           Michael K. Tivnan

                     *                             Director                November 9, 2000
   -------------------------------------
           Robert G. Teresi

                     *                             Director                November 9, 2000
   -------------------------------------
         Katharine A. Martin

                                                   Director                November _, 2000
   -------------------------------------
         Robert J. Frankenberg

                     *                             Director                November 9, 2000
   -------------------------------------
             Mark B. Myers

                     *                             Director                November 9, 2000
   -------------------------------------
            J. Larry Smart

*By      /s/ RICHARD S. PALMER
    ------------------------------------
           Richard S. Palmer
           Attorney-in-Fact

A majority of the members of the Board of Directors.


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
                                  EXHIBIT INDEX

 4.1        ScanSoft, Inc. 2000 Stock Plan.

 4.2        ScanSoft, Inc. 2000 Nonstatutory Stock Plan.

 4.3        ScanSoft, Inc. Stand-Alone Stock Option Agreement No. 1.

 5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation.

10.1 Form of Indemnification Agreement (incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No.
            333-98356, filed on October 19, 1995).

23.1        Consent of PricewaterhouseCoopers LLP.

23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation is included in Exhibit 5.1 to this Registration
            Statement.

24.1        Power of Attorney of Directors.


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